EXHIBIT 4.3


                                                            [Execution Copy]

                 AMENDMENT NO. 4 TO VENDOR FINANCING AGREEMENT


     AMENDMENT NO. 4 TO VENDOR FINANCING AGREEMENT dated as of September 10, 1997, between NEXTEL COMMUNICATIONS, INC. ("NCI"); NEXTEL FINANCE COMPANY (the "Borrower") and the other Restricted Companies listed on the signature pages hereto under the caption "RESTRICTED COMPANIES" (individually, a "Restricted Company" and, collectively, the "Restricted Companies"); MOTOROLA, INC. ("Motorola"); and NTFC Capital Corporation ("NTFC Capital" and, together with Motorola, the "Vendors").

     NCI, the Restricted Companies and the Vendors are parties to an Amended, Restated and Consolidated Credit Agreement dated as of September 27, 1996 (as modified and supplemented and in effect from time to time, the "Vendor Financing Agreement"), and wish to amend the Vendor Financing Agreement in certain respects to clarify the application of certain terms thereof. Accordingly, the parties hereto hereby agree as follows:

     Section 1. DEFINITIONS. Except as otherwise defined in this Amendment No. 4, terms defined in the Vendor Financing Agreement are used herein as defined therein.

     Section 2. AMENDMENT. Subject to the satisfaction of the condition precedent specified in Section 3 below, but effective as of the date hereof, clause (iii) of Section 7.01(d) of the Vendor Financing Agreement shall be amended to read in its entirety as follows:

          "(iii) such Indebtedness shall provide that interest payable in respect thereof shall be capitalized prior to the fifth anniversary of the date of incurrence of such Indebtedness (it being understood that, if interest shall be capitalized only through a date within fifteen days prior to such fifth anniversary, such Indebtedness shall nevertheless be deemed to comply with the foregoing requirement)".

     Section 3. CONDITIONS PRECEDENT. The amendment set forth in Section 2 hereof, shall become effective, as of the date hereof, upon the execution and delivery of this Amendment No. 4 by NCI, the Restricted Companies and the Required Vendors.

     Section 4. MISCELLANEOUS. Except as herein provided, the Vendor Financing Agreement shall remain unchanged and in full force and effect. This Amendment No. 4 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 4 by signing any such counterpart. This Amendment No. 4 shall be governed by, and construed in accordance with, the law of the State of New York.


                 Amendment No. 4 to Vendor Financing Agreement
BII\87931

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     IN WITNESS WHEREOF,  the parties hereto have caused this Amendment No. 4 to
Vendor Financing Agreement to be duly executed and delivered as of the day and year first above written.


                                NEXTEL COMMUNICATIONS, INC.

                                By /s/Thomas J. Sidman
                                  Name: Thomas J. Sidman
                                  Title: Vice President

                             RESTRICTED COMPANIES

                                     NEXTEL FINANCE COMPANY (successor to
                                         Fleet Call Corporation),

                                     By /s/Thomas J. Sidman
                                       Name: Thomas J. Sidman
                                       Title: Vice President

                                ADVANCED MOBILECOMM OF
                                 NORTH CAROLINA, INC.
                                AIRLINK COMMUNICATIONS, INC.
                                 (successor to TRS, Inc.)
                                AMERICAN MOBILE SYSTEMS,
                                 INCORPORATED (successor to Saber
                                 Communications, Inc.)
                                DIAL CALL, INC.
                                DIAL DISTANCE, INC.
                                FC NEW YORK, INC. (successor to Metrocom
                                 Trunked Radio Communication Systems, Inc.)
                                FCI 900, INC.
                                FLEET CALL OF TEXAS, INC. (successor to
                                 FM Tower Company, Metrolink
                                 Communications Corporation and National
                                 Tower Trunking Systems, Inc.)



                    Amendment No. 4 to Vendor Financing Agreement

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                                NEXTEL COMMUNICATIONS OF THE
                                 MID-ATLANTIC, INC. (successor to Dispatch
                                 Communications of Maryland, Inc., Dispatch
                                 Communications of Minnesota, Inc., Dispatch
                                 Communications of New England, Inc.,
                                 Dispatch Communications of Pennsylvania,Inc.)
                                NEXTEL LICENSE HOLDINGS 1, INC.
                                NEXTEL LICENSE HOLDINGS 2, INC.
                                 (successor to Comqor, Inc.)
                                NEXTEL LICENSE HOLDINGS 3, INC.
                                 (successor to Dial Call Arkansas, Inc.,
                                 Custom Radio/Johnson Communications, Inc.,
                                 Dial Call Florida, Inc., Dial Call
                                 Kentucky, Inc., Dial Call Louisiana, Inc.,
                                 Dial Call Texas, Inc., Dial Call
                                 Virginia, Inc., Dial Call West Virginia, Inc. and U.S. Digital, Inc.)
                                NEXTEL LICENSE HOLDINGS 4, INC.
                                NEXTEL OF TEXAS, INC. (successor to Fort
                                 Worth Communications, Inc.)
                                NEXTEL WEST CORP.
                                 (successor to Airwave Communications Corp.
                                 (Seattle), C-Call Corporation, Dispatch
                                 Communications of Arizona, Inc., ESMR Sub,
                                 Inc., Fleet Call of Utah, Inc., Fleet Call
                                 West, Inc., Mijac Enterprises, Inc., Mobile
                                 Radio of Illinois, Inc., Motorola SF, Inc.,
                                 Nextel Hawaii Acquisition Corp.,
                                 Nextel Utah Acquisition Corp., Nextel
                                 Western Acquisition Corp., OneComm
                                 Corporation, N.A., Powerfone
                                 Holdings, Inc., Powerfone, Inc.,
                                 Smart SMR of Illinois, Inc., Shoreland
                                 Communications, Inc. and Spectrum Resources of the Midwest, Inc.)
                                SAFETY NET, INC.
                                SMART SMR, INC.


                   Amendment No. 4 to Vendor Financing Agreement

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                                SMART SMR OF CALIFORNIA, INC.
                                SMART SMR OF NEW YORK, INC.


                                     By /s/Thomas J. Sidman
                                       Name: Thomas J. Sidman
                                       Title: Vice President

                                FORT WORTH TRUNKED RADIO
                                 LIMITED PARTNERSHIP

                                By Nextel of Texas,Inc.,
                                   a General Partner


                                       By /s/Thomas J. Sidman
                                         Name: Thomas J. Sidman
                                         Title: Vice President



                   Amendment No. 4 to Vendor Financing Agreement

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                                 MOTOROLA, INC.


                                 By  /s/Gary B. Tatje
                                   Name: Gary B. Tatje
                                   Title: Director, Wroldwide Customer
                                          Financing and Treasury

                                 NTFC CAPITAL CORPORATION


                                  By /s/Jerry E. Vaughn
                                    Name: Jerry E. Vaughn
                                    Title: Senior Vice President

     The undersigned, as assignee of certain of the Loans made by Motorola under
the  above-referenced  Vendor  Financing  Agreement,   hereby  consents  to  the
execution and delivery of the foregoing Amendment No. 4.

                                LEHMAN COMMERCIAL PAPER, INC.


                                 By /s/Michele Swanson
                                   Name: Michele Swanson
                                   Title: Authorized Signatory


                                 LEHMAN SYNDICATED LOANS INC.


                                  By /s/Dennis J. Dee
                                    Name: Dennis J. Dee
                                    Title: Vice President

                   Amendment No. 4 to Vendor Financing Agreement